UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    Form 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

     Date of Report (Date of earliest event reported)     March 9, 2007
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                         Dynasil Corporation of America
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             (Exact name of registrant as specified in its charter)

          New Jersey                                   22-1734088
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     (State or other                                 (IRS Employer
     jurisdiction of incorporation)                 Identification No.)


                 385 Cooper Road, West Berlin, New Jersey, 08091
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                    (Address of principal executive offices)


                                 (856)-767-4600
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     To the extent the event described under Items 8.01 may constitute the sale of equity securities, that description is incorporated herein by reference.

     ITEM 8.01. OTHER EVENTS

     On March 9, 2007, Dynasil Corporation of America, a New Jersey corporation ("Dynasil"), issued an aggregate of 1,555,540 shares of its Common Stock, $.0005 par value per share, as a result of the exercise of the conversion rights by holders of 700,000 shares of Dynasil's Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Shares"). Dynasil had previously called all of the Series A Preferred Shares for redemption on March 9, 2007. As a result of the issuance of those shares of Common Stock, Dynasil now has outstanding an aggregate of 6,113,023 shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DYNASIL CORPORATION OF AMERICA

     Date:     March 9, 2007             By:  /s/ Craig Dunham
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                                          Craig Dunham
                                          President and Chief Executive Officer